   As filed with the Securities and Exchange Commission on September 24, 1998
                                                         Registration No. 33-___
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              ---------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              --------------------

                     HEALTH CARE AND RETIREMENT CORPORATION

             (Exact name of registrant as specified in its charter)

                                                                34-1687107
        Delaware                                             (I.R.S. Employer
(State of incorporation)                                  Identification Number)

                     HEALTH CARE AND RETIREMENT CORPORATION
                                   One SeaGate
                             Toledo, Ohio 43604-2616
                                 (419) 252-5500
                    (Address of principal executive offices)

                     HEALTH CARE AND RETIREMENT CORPORATION
                     STOCK OPTION PLAN FOR OUTSIDE DIRECTORS
                     HEALTH CARE AND RETIREMENT CORPORATION
                       STOCK OPTION PLAN FOR KEY EMPLOYEES
                            (FULL TITLE OF THE PLANS)

                               ------------------


             R. Jeffrey Bixler            Copies to:        Mark D. Gerstein
Vice President, General Counsel and Secretary               Latham & Watkins
    Health Care and Retirement Corporation               Sears Tower, Suite 5800
                 One SeaGate                             Chicago, Illinois 60606
           Toledo, Ohio 43604-2616                           (312) 876-7700
                (419) 252-5500                            Counsel to Registrant

                     (Name, address, including zip code, and
          telephone number, including area code, of agent for service)

                              --------------------
                         CALCULATION OF REGISTRATION FEE

============================================================================================================================
     Title of each class of             Amount           Proposed maximum        Proposed maximum           Amount of
  securities to be registered      to be registered     offering price per      aggregate offering      registration fee
                                          (1)                share (2)                 price
----------------------------------------------------------------------------------------------------------------------------
  Common Stock, par value $.01     3,500,000 Shares         $24.25                  $84,875,000           $25,038.13
           per share
============================================================================================================================

(1) The Health Care and Retirement Corporation Stock Option Plan for Outside Directors (the "Outside Directors' Plan") authorizes the issuance of a maximum of 800,000 shares, 300,000 of which have been registered on Health Care and Retirement Corporation's Registration Statement on Form S-8 (File No. 33-48885), filed with the Commission on June 26, 1992 (each number as adjusted by a 2-for-1 stock split in March 1993 and a 3-for-2 stock split in June 1996). The Health Care and Retirement Corporation Amended Stock Option Plan for Key Employees (the "Stock Option Plan") authorizes the issuance of a maximum of 11,199,000 shares of Common Stock, 8,199,000 of which have been registered on Health Care and Retirement Corporation's Registration Statements on Form S-8 (File No. 33-48885 and File No. 33-83324), filed with the Commission on June 26, 1992 and August 26, 1994, respectively (each number as adjusted by a 2-for-1 stock split in March 1993 and a 3-for-2 stock split in June 1996).

(2) Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(h), the proposed maximum offering price per share is based upon the average of the high and low prices reported on the New York Stock Exchange for the Company's Common Stock on September 17, 1998, which was $24.25 per share.

================================================================================

                                EXPLANATORY NOTE

In accordance with General Instruction E to Form S-8, Health Care and Retirement Corporation's Registration Statements on Form S-8 (File No. 33-48885 and File No. 33-83324), filed with the Commission on June 26, 1992 and August 26, 1994, respectively, are incorporated as of their respective date in this Registration Statement by reference.

EXHIBITS

EXHIBIT NUMBER     DESCRIPTION

      *4.1         First Amendment to Stock Option Plan

      *4.2         Second Amendment to Stock Option Plan

      *4.3         Third Amendment to Stock Option Plan

      *4.4         First Amendment to Outside Directors' Plan

      *4.5         Second Amendment to Outside Directors' Plan

      *4.6         Third Amendment to Outside Director's Plan

      *5           Opinion of Latham & Watkins

      *23.1        Consent of Independent Auditors

      *23.2        Consent of Latham & Watkins (included in opinion filed as
                   Exhibit 5)

----------------------
* Filed herewith

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, there unto duly authorized, in the City of Toledo, State of Ohio, on September 24, 1998.

                                       HEALTH CARE AND
                                       RETIREMENT CORPORATION


                                       By: /s/ R. Jeffrey Bixler
                                          --------------------------------------
                                          R. Jeffrey Bixler, Vice President,
                                          General Counsel and Secretary


                  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE                     TITLE                                                    DATE
---------                     -----                                                    ----
/s/ John J. Clair                                                            )
-----------------------       Director                                       )
John J. Clair                                                                )
                                                                             )
/s/ Joseph H. Lemieux                                                        )
-----------------------       Director                                       )
Joseph H. Lemieux                                                            )    September 24, 1998
                                                                             )
/s/ Geoffrey G. Meyers                                                       )
-----------------------       Executive Vice President, Chief Financial      )
Geoffrey G. Meyers            Officer and Treasurer (Principal Financial     )
                              Officer)                                       )
                                                                             )
/s/ Spencer C. Moler                                                         )
-----------------------       Vice President and Controller (Principal       )
Spencer C. Moler              Accounting Officer)                            )
                                                                             )
/s/ Paul A. Ormond                                                           )
-----------------------       Chairman of the Board, President and Chief     )
Paul A. Ormond                Executive Officer (Principal Executive         )
                              Officer)                                       )
                                                                             )
/s/ Robert G. Siefers                                                        )
-----------------------       Director                                       )
Robert G. Siefers                                                            )
                                                                             )
/s/ M. Keith Weikel                                                          )
-----------------------       Senior Executive Vice President and Chief      )
M. Keith Weikel               Operating Officer; Director                    )
                                                                             )
/s/ Thomas L. Young                                                          )
-----------------------       Director                                       )
Thomas L. Young                                                              )


                                  EXHIBIT INDEX



EXHIBIT
NUMBER      DESCRIPTION
------      -----------
  *4.1      First Amendment Stock Option Plan

  *4.2      Second Amendment to Stock Option Plan

  *4.3      Third Amendment to Stock Option Plan

  *4.4      First Amendment to Outside Directors' Plan

  *4.5      Second Amendment to Outside Directors' Plan

  *4.6      Third Amendment to Outside Directors' Plan

  *5        Opinion of Latham & Watkins

 *23.1      Consent of Independent Auditors

 *23.2      Consent of Latham & Watkins (included in opinion file as Exhibit 5)


----------------------
* Filed herewith